As filed with the Securities and Exchange Commission on December 12, 1997
Registration No. 33-_______


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

CELADON GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)


Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-3276138
(I.R.S. Employer Identification Number)

9503 East 33rd Street,
One Celadon Drive
Indianapolis, Indiana  46236-4207
(317) 972-7000
(Address of Principal Executive Offices)

Celadon Group, Inc. 1994 Stock Option Plan
(Full Title of the Plan)

Don S. Snyder
Celadon Group, Inc.
9503 East 33rd Street
One Celadon Drive
Indianapolis, Indiana  46236-4207
(Name and Address of Agent For Service)
(317) 972-7033
(Telephone Number, Including Area Code, of Agent For Service)
_________________________________

Copies of all communications to:
Arnold S. Jacobs, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York  10036
(212) 969-3000
_________________________________

CALCULATION OF REGISTRATION FEE

                          Proposed     Proposed
Title of      Amount      maximum      maximum         Amount
securities    to be       offering     aggregate       of
to be         registered  price per    offering        Registration
registered    (1)         share (2)    price(2)        Fee(2)

Common        150,000     $15.625     $2,343,750     $691.41
Stock par     shares
value $.033
per share




(1) The maximum number of additional shares as to which options may be granted under the Celadon Group, Inc. 1994 Stock Option Plan (the "Plan") as a result of an amendment to the Plan, effective as of August 19, 1997, which, among other things, increased the number of shares subject to awards under the Plan from 500,000 to 650,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as reported on the NASDAQ National Market on December 10, 1997.

The contents of the Celadon Group, Inc. Registration Statement filed on Form S-8 (No. 33-86944) are incorporated by reference.



PART II

Item 8.  Exhibits.

4.3 1994 Stock Option Plan, as amended effective August 19, 1997 incorporated by reference to Exhibit B to the Proxy Statement of the Registrant, dated October 17, 1997

5    Opinion of Proskauer Rose LLP

23.1 Consent of Ernst & Young LLP

23.2 Consent of Proskauer Rose LLP (included in Exhibit 5)

24   Powers of Attorney (included on Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Celadon Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana, on December 12, 1997.

CELADON GROUP, INC.

By:       /s/ Stephen Russell
Name:     Stephen Russell
Title:    President and Chief
          Executive Officer



POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Stephen Russell and Don S. Snyder, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Celadon Group, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1994 Stock Option Plan, as amended effective August 19, 1997, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                    Date




/s/ Stephen Russell      Chairman of the     December 12, 1997
Stephen Russell          Board
                         President and Chief
                         Executive Officer



/s/ Don S. Snyder        Executive Vice      December 12, 1997
Don S. Snyder            President/Chief
                         Financial Officer
                         (Principal Financial
                         Officer)



/s/ Paul A. Will         Vice President,     December 12, 1997
Paul A. Will             Secretary and
                         Controller
                         (Principal Accounting
                         Officer)


/s/ Paul A. Biddelman    Director            December 12, 1997
Paul A. Biddelman



/s/ Michael Miller       Director            December 12, 1997
Michael Miller



/s/ Joel E. Smilow       Director            December 12, 1997
Joel E. Smilow



/s/ Kilin To             Director            December 12, 1997
Kilin To

Exhibit 5


December 11, 1997


Board of Directors of Celadon Group, Inc.
One Celadon Drive
Indianapolis, Indiana  46236-4207

Dear Sirs:

We are acting as counsel to Celadon Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 150,000 shares (the "Shares") of Common Stock, par value $.033 per share, of the Company. The Shares may be issued by the Company pursuant to an amendment to the Company's 1994 Stock Option Plan, effective August 19, 1997 (the "Plan").

As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ PROSKAUER ROSE LLP




Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan, as amended effective August 19, 1997, of Celadon Group, Inc. of our report dated August 26, 1997, with respect to the consolidated financial statements and schedule of Celadon Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Indianapolis, Indiana
December 12, 1997